Ex-99.(d)(80)


Exhibit (d)(80)


                          INVESTMENT ADVISORY AGREEMENT
                              ENTERED INTO BETWEEN
                           THE TRAVELERS SERIES TRUST
                                       AND
              TRAVELERS ASSET MANAGEMENT INTERNATIONAL COMPANY LLC


         This Investment Advisory Agreement (the "Agreement") is entered into as of May 1, 2005 by and between The Travelers Series Trust, a Massachusetts business trust (the "Trust"), and Travelers Asset Management International Company LLC, a limited liability company duly organized and existing under the law of the state of New York ("TAMIC").

         WHEREAS, the Trust is a series-type, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series, including the Managed Allocation
Series: Conservative Portfolio (the "Portfolio"); and

         WHEREAS, the Trust desires to retain TAMIC to provide or to arrange to provide investment management and advisory services to the Portfolio, in the manner and on the terms and conditions set forth in this Agreement; and

         WHEREAS, TAMIC is willing to provide or to arrange to provide such services to the Portfolio, in the manner and on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust and TAMIC agree as follows:

         1. INVESTMENT DESCRIPTION; APPOINTMENT

         The Trust desires to employ its capital relating to the Portfolio by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations authorized by its Board of Trustees (the "Board") and as specified in the prospectus (the "Prospectus") and the statement of additional information (the "SAI") filed with the Securities and Exchange Commission as part of the Trust's Registration Statement on Form N-1A, as may be periodically amended. Copies of the Prospectus and the SAI have been and will be (following amendments) forwarded to TAMIC. The Trust hereby appoints TAMIC to provide investment advisory services for the Portfolio. Pursuant to this Agreement and subject to the oversight and supervision by the Board, TAMIC shall manage the investment and reinvestment, or arrange for the investment and reinvestment, of the Portfolio's assets. TAMIC hereby accepts the appointment by the Trust in the foregoing capacity and agrees, at TAMIC's own expense, to render the services set forth herein and to provide the office space, furnishings,


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equipment,  and  personnel  required by TAMIC to perform  these  services on the terms and for the compensation provided in this Agreement.

         (b) The Trust agrees to provide TAMIC promptly with copies of all amendments and supplements to the current Prospectus and the SAI, and copies of any procedures and guidelines adopted by the Board applicable to the Portfolio and any amendments thereto (the "Board Procedures"), on an on-going basis. Until the Trust delivers any such amendment or supplement or Board Procedures, TAMIC shall be fully protected in relying on the last Prospectus and SAI and any Board Procedures, previously furnished to TAMIC. In addition, the Trust shall furnish TAMIC with a certified copy of any financial statement or report prepared for the Trust with respect to the Portfolio by certified or independent auditors, and with copies of any financial statements or reports made by the Trust to shareholders or to any state or federal regulatory agency. The Trust shall also inform TAMIC of the results of any audits or examinations by regulatory authorities pertaining to TAMIC's responsibilities for the Portfolio. The Trust further agrees to furnish TAMIC with any materials or information that TAMIC may reasonably request to enable it to perform its functions under this Agreement.

         2. SERVICES AS INVESTMENT ADVISER

         Subject to the supervision, direction and approval of the Board, TAMIC will manage the investment operations of the Portfolio and will furnish or cause to be furnished to the Trust advice and assistance with respect to the acquisition, holding or disposal of the Portfolio's investments in accordance with the investment objective, policies and restrictions as communicated to it by the Board and as are set forth in the Prospectus and SAI. TAMIC shall not delegate any of the Adviser's duties under this Agreement to any other duly organized investment adviser (a "Subadviser") until the Board and a majority of those trustees who are not parties to this Agreement or "interested persons" of any party have approved said Subadviser; PROVIDED, that, in the event that TAMIC is authorized to delegate any of its duties under this Agreement to a Subadviser, TAMIC shall retain overall responsibility for these delegated powers and functions and any and all obligations and liabilities in connection therewith, and TAMIC shall remain responsible for ensuring that each Subadviser conducts its operations in a manner consistent with the terms of this Agreement.

         3. RULE 38A-1 COMPLIANCE

         TAMIC represents, warrants and agrees that it has adopted and implemented, and throughout the term of this Agreement will maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by TAMIC and its supervised persons, and, to the extent the activities of the TAMIC in respect of the Trust could affect the Trust, by the Trust, of "federal securities laws" (as defined in Rule 38a-1 under the 1940
Act), and that the TAMIC has provided the Trust with true and complete copies of its policies and procedures (or summaries thereof) and related information requested by the Trust. TAMIC agrees to cooperate with periodic reviews by the Trust's compliance personnel of the TAMIC's policies and procedures, their

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operation and  implementation and other compliance matters and to provide to the
Trust from time to time such additional information and certifications in respect of TAMIC's policies and procedures, compliance by TAMIC with federal securities laws and related matters as the Trust's compliance personnel may reasonably request.


         4. INFORMATION TO BE PROVIDED TO THE TRUST

         TAMIC shall keep the Board and the Trust informed of developments materially affecting the Portfolio. In this regard, TAMIC shall provide to the Board and the Trust's officers such periodic reports concerning the obligations assumed under this Agreement as the Trust and the Board may from time to time reasonably request. Additionally, TAMIC shall, or shall ensure that any
Subadviser shall, at least quarterly, provide the Board with a written certification that the Portfolio is in compliance with the Portfolio's investment objectives and practices, the 1940 Act and applicable rules and regulations under the 1940 Act, and the requirements of Subchapter M and Section 817(h) under the Internal Revenue Code of 1986, as amended (the "Code").

         5. STANDARD OF CARE

         TAMIC shall exercise its best judgment and shall act in good faith in rendering the services contemplated herein. TAMIC and any of its officers, directors, employees, agents, representatives, or persons controlled by it (the "Related Parties") shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Portfolio in connection with the matters to which this Agreement relates, provided that TAMIC shall be liable to the Trust, the Portfolio and the Portfolio's shareholders for conduct that constitutes willful misfeasance, bad faith, or gross negligence on its part in the performance of its duties or by reason of TAMIC's reckless disregard of its obligations and duties under this Agreement.

         6. TAMIC'S DUTIES REGARDING PORTFOLIO TRANSACTIONS

         (a) PLACEMENT OF ORDERS. TAMIC shall take all actions that it considers necessary to implement the investment policies of the Portfolio, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio with brokers or dealers TAMIC selects. To that end, TAMIC is authorized as the Trust's agent to give instructions to the Trust's custodian as to deliveries of securities or other investments and payments of cash for the Portfolio's account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, TAMIC is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Trust's current Prospectus and SAI, subject to provisions (b), (c), and (d) of this Section 5.

         (b) SELECTION OF BROKERS AND DEALERS. To the extent permitted by the policy guidelines set forth in the Trust's current Prospectus and SAI, in the selection of brokers and dealers to execute portfolio transactions, TAMIC is authorized to consider not only


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the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody, and other services provided by the brokers and dealers that TAMIC believes will enhance its general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by the brokers and dealers. In connection with the foregoing, TAMIC is specifically authorized to pay those brokers and dealers who provide brokerage and research services to TAMIC a higher commission than that charged by other brokers and dealers if TAMIC determines in good faith that the amount of the commission is reasonable in relation to the value of the services in terms of either the particular transaction or in terms of TAMIC's overall responsibilities with respect to the Portfolio and to any other client accounts or portfolios that TAMIC advises. The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

         (c) SOFT DOLLAR ARRANGEMENTS. On an ongoing basis, but not less often than annually, TAMIC shall identify and provide a written description to the Trust of all "soft dollar" arrangements that TAMIC maintains with respect to the Portfolio or with brokers or dealers that execute transactions for the Portfolio. Prior to the commencement of the active management of the Portfolio, and periodically thereafter, but not less often than annually, TAMIC shall provide the Trust with a written description of all arrangements with third parties and other individuals, entities, brokers, or money management firms that have or may receive or share in the payment of fees for services in connection with securing or continuing this Agreement.

         (d) AGGREGATED TRANSACTIONS. TAMIC is authorized to aggregate purchase and sale orders for securities held (or to be held) by the Portfolio with similar orders being made on the same day for other client accounts or portfolios that TAMIC manages. When an order is so aggregated: (a) the actual prices applicable to the aggregated transaction will be averaged, and the Portfolio and each other account or portfolio participating in the aggregated transaction shall be treated as having purchased or sold the Portfolio's portion of the securities at this average price; and (b) all transaction costs incurred in effecting the aggregated transaction shall be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio) participating in the transaction. When recommending or effecting a transaction in a particular security or investment for more than one client account or portfolio (including the Portfolio), TAMIC may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that TAMIC considers equitable. The Portfolio and TAMIC each recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio.

         7. COMPENSATION

         In consideration of the services rendered, the facilities furnished, and the expenses assumed pursuant to this Agreement, the Trust will pay TAMIC a fee as listed on


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Attachment A. The parties  understand that the fee will be calculated  daily and paid monthly. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to TAMIC, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and the SAI, and on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

         8. EXPENSES

         TAMIC shall bear all expenses (excluding brokerage costs, custodian fees, auditor fees and other expenses to be borne by either the Portfolio or the Trust) in connection with the performance of its services under this Agreement and shall pay: (a) any subadviser fee incurred under any and all Subadvisory Agreement(s) with respect to the Portfolio, and (b) any other fees required to be paid to any Subadviser. The Trust will bear certain other expenses to be incurred in its operation, including, but not limited to: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Trust's trustees other than those who are "interested persons" of the Trust; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Trust and the Portfolio's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Portfolio; (viii) all other expenses incidental to holding meetings of the Portfolio's shareholders, including proxy solicitations therefor; (ix) insurance premiums for fidelity bond and other coverage; (x) investment management fees;
(xi) expenses of typesetting for printing prospectuses and statements of additional information and supplements thereto; (xii) expenses of printing and mailing prospectuses and statements of additional information and supplements thereto; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Portfolio is a party and legal obligation that the Portfolio may have to indemnify the Trust's trustees, officers and/or employees or agents with respect thereto. The Trust will bear all other expenses that TAMIC has not specifically assumed hereunder.

         9. SERVICES TO OTHER COMPANIES OR ACCOUNTS

         (a) The Trust understands that TAMIC now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, and the Trust has no objection to TAMIC's so acting, PROVIDED, that, whenever the Trust or the Portfolio and one or more other investment companies or accounts managed or advised by TAMIC have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company or account. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio. The Trust also understands that the persons employed by TAMIC to assist in the performance of TAMIC's duties under this Agreement may not devote their full time to such service and that nothing contained in this Agreement shall be deemed to limit or restrict the right of TAMIC or any affiliate of TAMIC to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. This Agreement shall not in any way limit or restrict TAMIC or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by TAMIC of its duties and obligations under this Agreement.

         (b) Moreover, by reason of investment banking and other activities, TAMIC or its affiliates may from time to time acquire privileged and confidential information about corporations or other entities and their securities, The Trust recognizes and acknowledges that TAMIC or it affiliates will not be free to divulge such information to the Trust or to act upon such information.

         10. DELEGATION OF PROXY VOTING RIGHTS

         The Trust delegates to TAMIC the Trust's discretionary authority to exercise voting rights with respect to the securities and other investments held by the Portfolio. TAMIC shall exercise these voting rights unless and until the Trust revokes this delegation in writing. The Trust may revoke this delegation at any time without cause. TAMIC shall provide the Trust with a written copy of its proxy voting guidelines. TAMIC shall maintain and preserve a record, in an easily accessible place for a period of not less than five (5) years or other such period under Rule 204-2 of the Advisers Act, of TAMIC's voting procedures, and of TAMIC's actual votes with respect to those securities and other investments including all information and data required to be filed on Form N-PX by the Trust, and TAMIC shall supply this record to the Trust, or any authorized representative of the Trust, upon request, provided that the Trust shall receive a record of all proxy votes and other information and data necessary to complete Form N-PX for each year ending June 30 reasonably thereafter, but no later than the July 31st following said June 30th in accordance with the 1940 Act rules and regulations governing proxy votes.

         11. AFFILIATED BROKERS AND TRANSACTIONS

         (a) Affiliated Brokers. TAMIC or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that TAMIC seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Trust's current prospectus and SAI; (b) the provisions of the Investment Advisers Act of 1940, as


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amended (the "Advisers Act"); (c) the provisions of the Securities  Exchange Act of 1934, as amended, including, but not limited to, Section 11(a) thereof and any exchange on which a security may be listed or traded; and (d) other provisions of applicable law. These brokerage services are not within the scope of the duties of TAMIC under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, TAMIC or its affiliates may receive brokerage commissions, fees or other remuneration from the Portfolio or the Trust for these services in addition to TAMIC's fees for services under this Agreement.

         (b) Affiliated Transactions. Provided that the Trust has approved procedures under an applicable exemptive rule under the 1940 Act and subject to said procedures, TAMIC is hereby authorized to effect "cross" transactions between the Portfolio and other registered investment companies or clients advised by TAMIC.

         12. CUSTODY

         Nothing in this Agreement shall require TAMIC to take or receive physical possession of cash, securities, or other investments of the Portfolio.

         13. REGISTRATION AS INVESTMENT ADVISER

         TAMIC is registered as an investment adviser with the U.S. Securities and Exchange Commission ("SEC") under the Advisers Act. TAMIC shall remain so registered throughout the term of this Agreement and shall notify the Trust immediately if TAMIC ceases to be so registered as an investment adviser.

         14. CODE OF ETHICS

         TAMIC certifies that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, and that it has instituted procedures reasonably necessary to prevent Access Persons (as defined under Rules 17j-1 and 204A-1) from violating its code of ethics. TAMIC will provide the Trust with a copy of that code, together with evidence of the code's adoption. At each quarterly Board meeting during the time that this Agreement remains in effect, the president, a vice president or the chief compliance officer of TAMIC shall certify to the Trust that TAMIC has complied with the requirements of Rules 17j-1 and 204A-1 during the previous quarter and that there have been no violations of its code of ethics or, if a violation has occurred, that appropriate action has been taken in response to the violation; PROVIDED, that, no less frequently than annually, the appropriate officer of TAMIC shall furnish a written report to the Trust that complies with the requirements of Rule 17j-1 with respect to these reports regarding issues, material violations, and any related sanctions in connection with the administration of the code of ethics, or as otherwise required pursuant to Rule 17j-1. Upon written request of the Trust, TAMIC shall permit representatives of the Trust to examine the reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) and Rule 204A-1(b) relating to enforcement of the code of ethics.

         15. TERM OF AGREEMENT; TERMINATION OF AGREEMENT; AMENDMENT OF AGREEMENT

         (a) TERM. This Agreement shall become effective May 1, 2005 (the "Effective Date"), and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act.

         (b) TERMINATION. This Agreement may be terminated, without penalty, (1) by the Board or by vote of holders of a majority of the outstanding shares of the Portfolio upon sixty (60) days' written notice to TAMIC, or (2) by TAMIC upon 60 days' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment.

         (c) AMENDMENT. This Agreement may be amended by the parties only if the amendment is specifically approved by: (1) a majority of those trustees who are not parties to this Agreement or "interested persons" of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval; and (2) if required by applicable law, the vote of a majority of outstanding shares of the Portfolio.

         16. REPRESENTATIONS AND COVENANTS OF THE TRUST

         (a) The Trust represents that a copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts and the clerk of the City of Boston. The Trust further represents and covenants that it shall maintain compliance with applicable regulatory mandates and requirements.

         (b) The Trust represents and covenants that it is duly organized and validly existing under Massachusetts law with the power to own and possess the Trust's assets and carry on the Trust's business as this business is now being conducted;

         (c) The Trust represents and covenants that it has the authority to enter into and perform the services contemplated by this Agreement; and

         (d) The Trust represents and covenants that it is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the Trust's shares representing an interest in the Portfolio are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.

         17. REPRESENTATIONS AND COVENANTS OF TAMIC

         (a) TAMIC represents and covenants that it: (1) is duly organized and validly existing under New York law with the power to own and possess TAMIC's assets and carry on TAMIC's business as this business is now being conducted;
(2) has the  authority


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to enter into and perform the services  contemplated by this  Agreement;  (3) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (4) has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and (5) shall promptly notify the Trust of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act. TAMIC also represents and covenants that it shall maintain compliance with applicable regulatory mandates and requirements.

         (b) TAMIC represents and covenants that it shall be responsible for the management of the Portfolio in accordance with the Prospectus and SAI and in compliance with the requirements applicable to a regulated investment company under Subchapter M of the Code. TAMIC shall also comply with the diversification requirements for variable annuity, life insurance, or endowment contracts pursuant to Section 817(h) of the Code and United States Treasury Regulation
Section 1.817-5, each as may be amended from time to time. TAMIC shall promptly inform the Trust if any information in the Prospectus or SAI, or if any action relating to TAMIC or its services to the Portfolio is (or will become) inaccurate, incomplete, or no longer compliant with Section 817(h) of the Code or Treasury Regulation Section 1.817-5, if applicable.

         (c) TAMIC represents that it shall carry out its responsibilities under this Agreement in compliance with (1) federal and state law, including securities law, governing its activities; (2) the Portfolio's investment objective, policies, and restrictions, as set forth in the Prospectus and SAI, as amended from time to time; and (3) any policies or directives as the Board may from time to time establish or issue and communicate to the Adviser in writing. The Trust shall promptly notify TAMIC in writing of changes to (2) or
(3) above, which shall be implemented as soon as reasonably possible.

         (d) TAMIC represents and covenants that it shall conduct its activities under this Agreement in a manner consistent with its code of ethics maintained pursuant to Rule 17j-1 under Section 17(j) of the 1940 Act. TAMIC also agrees to require that any Subadviser shall adopt and follow a similar code of ethics and that such Subadviser shall be obligated to provide a copy of said code, together with certifications of its adoption and other matters pursuant to Rule 17j-1, to the Trust.

         (f) TAMIC represents and covenants that it shall conduct its activities in a manner consistent with any no-action letter, order or rule promulgated by the SEC applicable to the Trust or the Portfolio, provided that the Trust has given copies of such no-action letters and orders to TAMIC.

         18. COOPERATION WITH INVESTIGATIONS

         TAMIC and the Trust each agree to cooperate with each other in the event that either should become involved in any investigation, legal proceeding, claim, suit or other


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similar action arising from the performance of the obligations described in this
Agreement.

         19. RECORDS

         (a) MAINTENANCE OF RECORDS. TAMIC hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio's investments that are required to be maintained by the Trust pursuant to the requirements of paragraphs (b)(5),
(b)(6), (b)(7), (b)(9), (b)(10), and (f) of Rule 31a-1 under the 1940 Act.

         (b) OWNERSHIP OF RECORDS. TAMIC agrees that all books and records which TAMIC maintains for the Portfolio or the Trust are the Trust's property and further agrees to surrender promptly to the Trust any books, records, or information upon the Trust's request; PROVIDED, however, that TAMIC may retain copies of the records at its own cost. All the requested books and records shall be made available, within five (5) business days of a written request, to the Trust's accountants or auditors during regular business hours at TAMIC's offices. The Trust or the Trust's authorized representatives shall have the right to copy any records in TAMIC's possession that pertain to the Portfolio or the Trust. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all these books, records, or other information shall be returned to the Trust. TAMIC agrees that the policies and procedures it has established for managing the Portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the adviser/client relationship and management and operation of the Portfolio, shall be made available for inspection by the Trust or either of their authorized representatives not less frequently than annually.

         20. LIMITATION OF LIABILITY

         Except as may otherwise be prohibited by the 1940 Act or other applicable federal securities law, TAMIC and/or its Related Parties shall not be liable to the Trust or any shareholder of the Trust for any error or judgment, mistake of law, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any services to be rendered under this Agreement, except that TAMIC or its Related Parties shall be liable by reason of conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. To the extent permitted under federal and state law, the Trust shall hold harmless and indemnify TAMIC and its Related Parties for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Trust except if the loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) is based upon TAMIC's or a Related Party's willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

         21. GOVERNING LAW

         This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

         22. SEVERABILITY

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

         23. DEFINITIONS

         The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in
Section 2(a) the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy, or (b) more than fifty percent (50%) of the outstanding shares.

         24.  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                                     THE TRAVELERS SERIES TRUST

                                                     By:  /s/Kathleen A. McGah
                                                          ---------------------
                                                     Name: Kathleen A. McGah
                                                     Title: Secretary

                                                     TRAVELERS ASSET MANAGEMENT
                                                     INTERNATIONAL COMPANY LLC

                                                     By:  /s/ Mark Remington
                                                          ---------------------
                                                     Name: Mark Remington
                                                     Title: Vice President

                                  ATTACHMENT A

                            INVESTMENT ADVISORY FEES


         For the services rendered under this Agreement, the Trust shall pay TAMIC an amount equivalent on an annual basis to the following:

                                            AGGREGATE NET ASSET VALUE OF THE
ANNUAL MANAGEMENT FEE RATE                  PORTFOLIO

0.15%                                       $0-$100,000,000
0.10%                                       $100,000,000-$500,000,000
0.05%                                       Over $500,000,000